CONTACT:
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS REPORTS SECOND QUARTER 2017 RESULTS
Company Achieves Sales and Earnings Growth; Reaffirms 2017 Full-Year Outlook
BLOOMFIELD HILLS, Michigan, July 27, 2017 - TriMas (NASDAQ: TRS) today announced financial results for the quarter ended June 30, 2017.
Second Quarter 2017 Highlights

•	Net sales increased 4.9% to $213.4 million

•	Operating profit increased 40.7% to $26.3 million, while operating profit, excluding Special Items,(1) increased 18.2% to $30.3 million

•	Diluted EPS increased 39.1% to $0.32, while diluted EPS, excluding Special Items, increased 17.6% to $0.40

•	Total Debt was reduced by $59.8 million to $346.5 million, compared to June 30, 2016
Second Quarter 2017
TriMas reported second quarter net sales of $213.4 million, an increase of 4.9% compared to $203.3 million in second quarter 2016. Organic growth in all four segments more than offset lower sales related to the de-emphasis of less profitable geographic regions in the Energy segment and the unfavorable impact of currency exchange. The Company reported operating profit of $26.3 million in second quarter 2017, an increase of 40.7% compared to $18.7 million in second quarter 2016. Excluding Special Items related to business restructuring and severance costs primarily associated with previously announced facility exits, second quarter 2017 operating profit would have been $30.3 million, an increase of 18.2% compared to $25.7 million in the prior year period.
The Company reported second quarter 2017 net income of $14.9 million, or $0.32 per diluted share, compared to net income of $10.5 million, or $0.23 per diluted share, in second quarter 2016. Excluding Special Items, second quarter 2017 net income would have been $18.2 million, resulting in diluted earnings per share of $0.40, an increase of 17.6% compared to $0.34 in the prior year period.
"We are pleased with our sales growth, earnings expansion and cash flow conversion in the second quarter and year to date," said Thomas Amato, TriMas President and Chief Executive Officer. "Our realignment efforts initiated toward the end of last year and earlier this year are starting to provide the tangible benefits we anticipated. We are optimistic about future opportunities to improve, and remain excited about the long-term prospects for TriMas and our family of businesses."
"We will continue to focus on leveraging the TriMas Business Model to drive performance improvements, particularly within the Aerospace and Energy segments. While we will be kicking off our 2018 budget and strategic planning process in the near future, we remain committed to achieving our 2017 operating plan and are reaffirming our full year outlook provided in February," Amato concluded.
Financial Position
TriMas reported total Debt of $346.5 million as of June 30, 2017, compared to $374.7 million as of December 31, 2016, and $406.3 million as of June 30, 2016. In addition, the Company reduced Net Debt(2) by $58.8 million to $323.8 million, compared to $382.6 million as of June 30, 2016. TriMas ended second quarter 2017 with $199.4 million of cash and aggregate availability under its revolving credit and accounts receivable facilities.
The Company reported net cash provided by operations of $27.6 million which drove Free Cash Flow(3) of $23.8 million for second quarter 2017, compared to net cash provided by operations of $36.3 million and Free Cash Flow of $34.2 million in second quarter 2016. Free Cash Flow was approximately 144% of net income, and 131% of net income, excluding Special Items, for second quarter 2017. Please see Appendix I for further details.

Second Quarter Segment Results

Packaging (Approximately 43% of TriMas June 30, 2017 LTM sales)
The Packaging segment, which consists primarily of the Rieke® brand, develops and manufactures specialty dispensing and closure applications for the health, beauty and home care, food and beverage, and industrial markets. Net sales for the second quarter increased 0.7% compared to the year ago period, with sales increases in each of Packaging's end markets more than offsetting the impact of $1.5 million of unfavorable currency exchange. Second quarter operating profit and the related margin percentage were relatively flat.
Aerospace (Approximately 23% of TriMas June 30, 2017 LTM sales)

The Aerospace segment, which is comprised of the Monogram Aerospace Fasteners™, Allfast Fastening Systems®, Mac Fasteners™ and Martinic Engineering™ brands, develops, qualifies and manufactures highly-engineered, precision fasteners and machined products to serve the aerospace market. Net sales for the second quarter increased 7.9% compared to the year ago period, driven primarily by improved production throughput and solid order demand. Second quarter operating profit and the related margin percentage improved as a result of accelerated performance improvement actions.

Energy (Approximately 20% of TriMas June 30, 2017 LTM sales)
The Energy segment, which consists of the Lamons® brand, designs, manufactures and distributes industrial sealing and fastener products for the petrochemical, petroleum refining, oil field and other industrial markets. Second quarter net sales increased by 8.9% compared to the year ago period, primarily due to higher demand resulting from improved delivery performance, offsetting the impact of de-emphasizing less profitable geographic regions. Second quarter operating profit and the related margin percentage increased, primarily as a result of extensive realignment efforts and manufacturing productivity improvements.
Engineered Components (Approximately 14% of TriMas June 30, 2017 LTM sales)
The Engineered Components segment, which is comprised of the Norris Cylinder™ and Arrow® brands, designs and manufactures highly-engineered steel cylinders, wellhead engines and compression products for use within the industrial, and oil and gas markets. Second quarter net sales increased by 7.7% compared to the year ago period, primarily due to higher sales of oil field-related products as a result of increased oil and natural gas activity within the United States. Sales of high-pressure cylinders also increased during the quarter. Second quarter operating profit and the related margin percentage increased primarily due to increased sales levels and continued cost management.

Outlook
The Company reaffirms its full-year 2017 outlook provided on February 28, 2017. The Company estimates that 2017 sales will increase 2% to 4% compared to 2016. The Company expects full-year 2017 diluted earnings per share to be between $1.35 to $1.45 per share, excluding any current or future events that may be considered Special Items. In addition, the Company is targeting 2017 Free Cash Flow(3) to be greater than 100% of net income.

Conference Call Information
TriMas will host its second quarter 2017 earnings conference call today, Thursday, July 27, 2017, at 10 a.m. ET. The call-in number is (800) 211-3767. Participants should request to be connected to the TriMas second quarter 2017 earnings conference call (Conference ID #8148183). The conference call will also be simultaneously webcast via TriMas' website at www.trimascorp.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (888) 203-1112 (Replay Passcode #8148183) beginning July 27, 2017 at 3 p.m. ET through August 3, 2017 at 3 p.m. ET.
Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; intangible assets, including goodwill or other intangible asset impairment charges; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; the potential impact of Brexit; various conditions specific to the

Company's business and industry; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; potential costs and savings related to facility consolidation activities; future prospects of the Company; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Additional information is available at www.trimascorp.com under the “Investors” section.

(1)
Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, on an after Special Items basis, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures.

(2)	The Company defines Net Debt as Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.

(3)
The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.

About TriMas
TriMas is a diversified, global manufacturer of engineered products with approximately 4,000 dedicated employees in 12 countries. We provide customers with innovative product solutions through our businesses which operate in four segments: Packaging, Aerospace, Energy and Engineered Components. The TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	June 30, 2017	December 31, 2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$22,680	$20,710
Receivables, net	123,790	111,570
Inventories	156,330	160,460
Prepaid expenses and other current assets	9,770	16,060
Total current assets	312,570	308,800
Property and equipment, net	183,760	179,160
Goodwill	317,850	315,080
Other intangibles, net	204,110	213,920
Other assets	34,840	34,690
Total assets	$1,053,130	$1,051,650
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$13,760	$13,810
Accounts payable	77,060	72,270
Accrued liabilities	42,160	47,190
Total current liabilities	132,980	133,270
Long-term debt, net	332,740	360,840
Deferred income taxes	8,200	5,910
Other long-term liabilities	50,750	51,910
Total liabilities	524,670	551,930
Total shareholders' equity	528,460	499,720
Total liabilities and shareholders' equity	$1,053,130	$1,051,650

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net sales	$213,370	$203,320	$413,200	$406,200
Cost of sales	(153,960)	(146,240)	(302,030)	(293,200)
Gross profit	59,410	57,080	111,170	113,000
Selling, general and administrative expenses	(33,160)	(38,420)	(69,180)	(77,890)
Operating profit	26,250	18,660	41,990	35,110
Other expense, net:
Interest expense	(3,420)	(3,310)	(6,970)	(6,750)
Other income (expense), net	30	130	(580)	70
Other expense, net	(3,390)	(3,180)	(7,550)	(6,680)
Income before income tax expense	22,860	15,480	34,440	28,430
Income tax expense	(8,010)	(5,000)	(12,600)	(9,650)
Net income	$14,850	$10,480	$21,840	$18,780
Basic earnings per share:
Net income per share	$0.32	$0.23	$0.48	$0.41
Weighted average common shares—basic	45,717,697	45,429,851	45,644,096	45,354,421
Diluted earnings per share:
Net income per share	$0.32	$0.23	$0.48	$0.41
Weighted average common shares—diluted	45,922,416	45,726,348	45,915,687	45,690,582

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Six months ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net income	$21,840	$18,780
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of assets	3,030	1,120
Depreciation	13,050	11,980
Amortization of intangible assets	9,990	10,190
Amortization of debt issue costs	690	670
Deferred income taxes	2,060	230
Non-cash compensation expense	3,340	4,140
Tax effect from stock based compensation	—	(170)
Increase in receivables	(11,490)	(3,660)
Decrease in inventories	2,850	1,130
Decrease in prepaid expenses and other assets	6,280	10,650
Decrease in accounts payable and accrued liabilities	(1,930)	(21,710)
Other operating activities	(120)	(410)
Net cash provided by operating activities	49,590	32,940
Cash Flows from Investing Activities:
Capital expenditures	(16,910)	(12,960)
Net proceeds from disposition of property and equipment	1,780	120
Net cash used for investing activities	(15,130)	(12,840)
Cash Flows from Financing Activities:
Repayments of borrowings on term loan facilities	(6,910)	(6,950)
Proceeds from borrowings on revolving credit and accounts receivable facilities	300,050	216,580
Repayments of borrowings on revolving credit and accounts receivable facilities	(324,900)	(225,050)
Shares surrendered upon options and restricted stock vesting to cover taxes	(480)	(650)
Other financing activities	(250)	180
Net cash used for financing activities	(32,490)	(15,890)
Cash and Cash Equivalents:
Net increase for the period	1,970	4,210
At beginning of period	20,710	19,450
At end of period	$22,680	$23,660
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,060	$5,860
Cash paid for taxes	$10,600	$3,170

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Packaging
Net sales	$88,740	$88,110	$169,700	$168,220
Operating profit	$21,540	$21,410	$38,390	$39,250
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	590	1,670	1,060
Excluding Special Items, operating profit would have been	$21,540	$22,000	$40,060	$40,310

Aerospace
Net sales	$47,580	$44,090	$93,000	$84,590
Operating profit	$6,930	$3,550	$11,930	$7,010
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	1,490	—	1,560
Excluding Special Items, operating profit would have been	$6,930	$5,040	$11,930	$8,570

Energy
Net sales	$43,490	$39,950	$84,420	$84,700
Operating profit (loss)	$110	$(3,090)	$(3,790)	$(6,700)
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	3,890	4,890	10,330	9,590
Excluding Special Items, operating profit would have been	$4,000	$1,800	$6,540	$2,890

Engineered Components
Net sales	$33,560	$31,170	$66,080	$68,690
Operating profit	$4,710	$3,860	$9,690	$9,440
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	20	—	170
Excluding Special Items, operating profit would have been	$4,710	$3,880	$9,690	$9,610

Corporate Expenses
Operating loss	$(7,040)	$(7,070)	$(14,230)	$(13,890)
Special Items to consider in evaluating operating loss:
Business restructuring and severance costs	180	—	180	—
Excluding Special Items, operating loss would have been	$(6,860)	$(7,070)	(14,050)	(13,890)

Total Company
Net sales	$213,370	$203,320	$413,200	$406,200
Operating profit	$26,250	$18,660	$41,990	$35,110
Total Special Items to consider in evaluating operating profit	4,070	6,990	12,180	12,380
Excluding Special Items, operating profit would have been	$30,320	$25,650	$54,170	$47,490

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Net Income, as reported	$14,850	$10,480	$21,840	$18,780
Special Items to consider in evaluating quality of net income:
Business restructuring and severance costs	4,000	7,400	12,110	12,790
Income tax effect of Special Items(1)	(690)	(2,270)	(1,800)	(3,570)
Excluding Special Items, net income would have been	$18,160	$15,610	$32,150	$28,000

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Diluted earnings per share, as reported	$0.32	$0.23	$0.48	$0.41
Special Items to consider in evaluating quality of EPS:
Business restructuring and severance costs	0.09	0.16	0.26	0.28
Income tax effect of Special Items(1)	(0.01)	(0.05)	(0.04)	(0.08)
Excluding Special Items, diluted EPS would have been	$0.40	$0.34	$0.70	$0.61
Weighted-average shares outstanding	45,922,416	45,726,348	45,915,687	45,690,582
(1) Income tax effect of Special Items is calculated on an item-by-item basis, utilizing the tax rate in the jurisdiction where the Special Item occurred. For the three and six month periods ended June 30, 2017 and 2016, the income tax effect of Special Items varied from the tax rate inherent in the Company’s reported GAAP results, primarily as a result of certain of the Special Items in each period being incurred in jurisdictions where no tax benefit could be recorded due to valuation allowance assessments.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended June 30,
	2017			2016
	As reported	Special Items	Excluding Special Items	As reported	Special Items	Excluding Special Items
Net cash provided by operating activities	$27,620	$2,340	$29,960	$36,280	$4,920	$41,200
Less: Capital expenditures	(6,170)	—	(6,170)	(6,980)	—	(6,980)
Free Cash Flow	21,450	2,340	23,790	29,300	4,920	34,220
Net Income	14,850	3,310	18,160	10,480	5,130	15,610
Free Cash Flow as a percentage of net income	144%		131%	280%		219%

	Six months ended June 30,
	2017			2016
	As reported	Special Items	Excluding Special Items	As reported	Special Items	Excluding Special Items
Net cash provided by operating activities	$49,590	$8,830	$58,420	32,940	$8,360	$41,300
Less: Capital expenditures	(16,910)	—	(16,910)	(12,960)	—	(12,960)
Free Cash Flow	32,680	8,830	41,510	19,980	8,360	28,340
Net Income	21,840	10,310	32,150	18,780	9,220	28,000
Free Cash Flow as a percentage of net income	150%		129%	106%		101%

	June 30, 2017	December 31, 2016	June 30, 2016
Current maturities, long-term debt	$13,760	$13,810	$13,820
Long-term debt, net	332,740	360,840	392,460
Total Debt	346,500	374,650	406,280
Less: Cash and cash equivalents	22,680	20,710	23,660
Net Debt	$323,820	$353,940	$382,620